Exhibit 99.1

WILLIAM LYON HOMES REPORTS FIRST QUARTER 2018 RESULTS

44% INCREASE IN HOMEBUILDING REVENUE; 28% INCREASE IN NET NEW HOME ORDERS;

33% INCREASE IN DOLLAR VALUE OF ORDERS; 19% INCREASE IN DOLLAR VALUE OF BACKLOG

NEWPORT BEACH, CA— May 8, 2018 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its first quarter ended March 31, 2018. On March 9, 2018, the Company completed its acquisition (the “RSI Acquisition”) of RSI Communities, a Southern-California and Texas-based homebuilder, and three related real estate assets (together, “RSI Communities”). The Company’s consolidated results for the first quarter ended March 31, 2018 include the financial results of RSI Communities from the date of acquisition.

2018 First Quarter Highlights (Comparison to 2017 First Quarter)

•	Net income available to common stockholders of $8.3 million, or $0.21 per diluted share

•	Adjusted net income available to common stockholders of $10.9 million, or $0.27 per diluted share, compared to $4.1 million, or $0.11 per diluted share in the prior period, up 167% and 145%, respectively

•	Pre-tax income of $15.4 million, up 123%

•	Adjusted pre-tax income of $18.5 million, up 169%, which excludes transaction expenses of $3.1 million, before tax

•	New home deliveries of 740 homes, up 48%

•	Net new home orders of 1,106, up 28%

•	Dollar value of orders of $602.7 million, up 33%

•	Dollar value of homes in backlog of $752.1 million, up 19%

•	Units in backlog of 1,460, up 33%

•	Average sales locations of 84, up 2%

•	Active sales locations of 105 as of March 31, 2018

•	Average sales price (ASP) of new homes delivered of $503,200, down 3%

•	Home sales revenue of $372.4 million, up 44%

•	Homebuilding gross margin percentage of 17.5%

•	Adjusted homebuilding gross margin percentage of 22.7%

•	SG&A percentage of 12.7%, compared to 13.0%

•	Adjusted EBITDA of $41.7 million, up 108%

“We executed on several strategic initiatives during the first quarter of 2018, including the closing of the RSI acquisition, marking our entry into Texas and enhancing our presence in Southern California, while meaningfully expanding our exposure to the attractive entry-level buyer segment, and executing a high-yield offering to fund a portion of the acquisition purchase price and refinance our nearest term senior notes maturities,” said Matthew R. Zaist, President and Chief Executive Officer. “We also experienced a strong start to the spring selling season and delivered another quarter of year-over-year improvement in net new home orders, which increased 28% to 1,106, and represents a monthly absorption rate of 4.4 net new home orders per community, and an associated dollar value of orders of $602.7 million, a 33% increase over the same period last year. This strong trend continued into April, with 481 net new home orders, or a monthly absorption rate of 4.5.”

Mr. Zaist continued, “We are very pleased with our overall financial results for the quarter, with significant improvements in homebuilding revenues to $372.4 million, up 44%, adjusted pre-tax income of $18.5 million, up 169%, adjusted net income of $10.9 million, up 167%, and adjusted earnings per share on a diluted basis of $0.27, up 145%.”

Mr. Zaist added, “The strong start to 2018 and strategic execution of the RSI acquisition position us well to achieve our goals for the year, and our expectations for the full year include new home deliveries of approximately 4,400 to 4,750 units, home sales revenue of approximately $2.2 billion to $2.3 billion, and pre-tax income before non-controlling interest of approximately $175 million to $185 million, inclusive of RSI transaction expenses and purchase accounting.”

Home sales revenue for the first quarter of 2018 was $372.4 million, as compared to $258.9 million in the year-ago period, an increase of 44%, which was driven by an increase in deliveries of 48% to 740, partially offset by the decrease in average sale price to $503,200, from $518,700, driven in part by the contribution from lower priced communities associated with RSI projects for the three weeks at the end of the quarter. Average sales price for William Lyon Homes’ stand-alone business for the first quarter was approximately $530,000. Contributions from the RSI Acquisition for the last 23 calendar days of the first quarter consisted of 80 new home deliveries and 101 net new home orders.

Homebuilding gross margin percentage for homes closed during the first quarter of 2018 was 17.5%, up 190 basis points from prior year. Excluding closings from the RSI Acquisition, homebuilding gross margin percentage was 17.8%, up 220 basis points year-over-year. Adjusted homebuilding gross margin percentage for the quarter was 22.7%.

Sales and marketing expense during the first quarter of 2018 was 6.1% of homebuilding revenue, compared to 5.7% in the year-ago quarter, which is primarily driven by the impact of the adoption of ASC 606, which was adopted on January 1, 2018, requiring the Company to record certain selling costs that were previously recorded as cost of sales to sales and marketing expense. General and administrative expenses were 6.6% of homebuilding revenue, compared to 7.3% in the first quarter of 2017.

The dollar value of homes in backlog was $752.1 million as of March 31, 2018, an increase of 19% compared to $634.2 million as of March 31, 2017. The increase is driven by a 33% increase in units in backlog to 1,460 units compared to 1,099 in the prior year. The average sales price of homes in backlog decreased to $515,200 from $577,100 in the prior year, due to a higher number of homes in backlog from entry level buyers, which represent 46% of homes in backlog.

RSI Communities Acquisition and Senior Notes Issuance

On March 9, 2018, the Company completed its previously announced acquisition of RSI Communities, a Southern California- and Texas-based homebuilder, and three additional related real estate assets, for an aggregate cash purchase price of approximately $475 million, which included working capital adjustments upon closing. The Company incurred certain costs in the first quarter related to the transaction, in an amount of approximately $3.1 million on a pre-tax basis, and an amount of approximately $2.6 million on an after-tax basis.

Also on March 9, 2018, the Company issued $350.0 million in aggregate principal amount of 6.00% senior notes due September 1, 2023. The Company used the proceeds from the offering to finance a portion of the RSI Acquisition as described above, as well as to repay all of the Company’s outstanding principal amount of $150.0 million 5.75% senior notes due 2019. With this most recent refinancing transaction, the Company’s next maturity date for Senior Notes is August 2022.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $50.5 million, owned real estate inventories totaled $2.1 billion, total assets were $2.6 billion and total equity was $853.7 million. Total debt to book capitalization was 60.4%, and net debt to net book capitalization was 59.5% at March 31, 2018, compared to 60.1% and 59.2% at March 31, 2017, and 54.5% and 49.6% at December 31, 2017, respectively.

Conference Call

The Company will host a conference call to discuss these results today, Tuesday, May 8, 2018 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #6481508, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site.

A replay of the call will be available through May 15, 2018 by dialing (855) 859-2056 or (404) 537-3406, conference ID #6481508. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon, and, with the consummation of the RSI Acquisition, Texas. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland, Seattle and, with the consummation of the RSI Acquisition, Austin and San Antonio. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 103,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Forward-Looking Statements

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated pre-tax income, gross margin performance, backlog conversion rates, operating and financial results for the second quarter of 2018 and full year 2018 and beyond, community count growth and project performance, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, minority interest from our homebuilding joint ventures, leverage ratios and reduction strategies, land acquisition spending, financial services and ancillary business performance and strategies; the anticipated benefits to be realized from the RSI acquisition; the anticipated financial or operational performance resulting from the RSI Communities transaction, and estimated new home deliveries, home sales revenue and community count on a combined Company basis. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the Company’s ability to successfully integrate RSI Communities’ homebuilding operations with its existing operations; any adverse effect on the Company’s, or RSI Communities’, business operations following the acquisition; adverse weather conditions; the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; increased outside broker costs; increased costs of homebuilding materials; changes in governmental laws and regulations and compliance, increased costs, fees and delays associated therewith; government actions, policies, programs and regulations directed at or affecting the housing market (including the Tax Cuts and Jobs Act (“TCJA”), the Dodd-Frank Act, tax benefits associated with purchasing and owning a home, and the standards, fees and size limits applicable to the purchase or insuring of mortgage loans by government-sponsored enterprises and government agencies), the homebuilding industry, or construction activities; changes in existing tax laws or enacted corporate income tax rates, including pursuant to the TCJA; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; defects in manufactured products or other homebuilding materials; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry, credit and capital markets; restraints on foreign investment; terrorism or other hostilities involving the United States and other geopolitical risks; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Operating revenue
Home sales	$372,385	$258,854
Construction services	983	—

	373,368	258,854

Operating costs
Cost of sales —homes	(307,308)	(218,455)
Construction services	(983)	—
Sales and marketing	(22,693)	(14,705)
General and administrative	(24,521)	(18,946)
Transaction expenses	(3,130)	—
Other	(298)	(440)

	(358,933)	(252,546)

Operating income	14,435	6,308
Equity in income of unconsolidated joint ventures	932	249
Other income, net	35	345

Income before extinguishment of debt	15,402	6,902
Loss on extinguishment of debt	—	(21,828)

Income (loss) before (provision for) benefit from income taxes	15,402	(14,926)
(Provision for) benefit from income taxes	(2,814)	5,630

Net income (loss)	12,588	(9,296)
Less: Net income attributable to noncontrolling interests	(4,260)	(704)

Net income (loss) available to common stockholders	$8,328	$(10,000)

Income (loss) per common share:
Basic	$0.22	$(0.27)
Diluted	$0.21	$(0.27)
Weighted average common shares outstanding:
Basic	37,931,256	36,908,320
Diluted	39,855,683	36,908,320

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and cash equivalents	$50,473	$182,710
Receivables	14,018	10,223
Escrow proceeds receivable	1,552	3,319
Real estate inventories
Owned	2,051,817	1,699,850
Not owned	282,169	—
Investment in unconsolidated joint ventures	5,406	7,867
Goodwill	118,877	66,902
Intangibles, net of accumulated amortization of $4,640 as of March 31, 2018 and December 31, 2017	6,700	6,700
Deferred income taxes	47,716	47,915
Lease right-of-use assets	14,757	14,454
Other assets, net	32,921	21,164

Total assets	$2,626,406	$2,061,104

LIABILITIES AND EQUITY
Accounts payable	$88,853	$58,799
Accrued expenses	99,378	111,491
Liabilities from inventories not owned	282,169	—
Revolving credit facility	85,000	—
Land notes payable	—	589
Construction notes payable	2,291	—
Joint venture notes payable	84,955	93,926
5 3⁄4% Senior Notes due April 15, 2019	—	149,362
7% Senior Notes due August 15, 2022	346,924	346,740
6% Senior Notes due September 1, 2023	343,274	—
5 7⁄8% Senior Notes due January 31, 2025	439,903	439,567

	1,772,747	1,200,474

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized and no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 34,454,130 and 34,267,510 shares issued, 33,202,209 and 33,135,650 shares outstanding at March 31, 2018 and December 31, 2017, respectively	345	344
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 4,817,394 shares issued and outstanding at March 31, 2018 and December 31, 2017	48	48
Additional paid-in capital	447,770	454,286
Retained earnings	334,122	325,794

Total William Lyon Homes stockholders’ equity	782,285	780,472
Noncontrolling interests	71,374	80,158

Total equity	853,659	860,630

Total liabilities and equity	$2,626,406	$2,061,104

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage% Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	740	499	48%

Home sales revenue	$372,385	$258,854	44%
Cost of sales (excluding interest and purchase accounting adjustments)	(287,769)	(206,847)	39%

Adjusted homebuilding gross margin (2)	$84,616	$52,007	63%

Adjusted homebuilding gross margin percentage (2)	22.7%	20.1%	13%

Interest in cost of sales	(18,804)	(11,608)	62%
Purchase accounting adjustments	(735)	—	N/M

Gross margin	$65,077	$40,399	61%

Gross margin percentage	17.5%	15.6%	12%

Number of homes closed
California	210	121	74%
Arizona	105	94	12%
Nevada	74	48	54%
Colorado	93	38	145%
Washington	94	70	34%
Oregon	104	128	(19%)
Texas	60	—	N/M

Total	740	499	48%

Average sales price of homes closed
California	$642,000	$677,400	(5%)
Arizona	305,100	284,200	7%
Nevada	664,500	636,400	4%
Colorado	430,800	561,300	(23%)
Washington	581,600	621,100	(6%)
Oregon	450,500	428,300	5%
Texas	246,200	—	N/M

Company Average	$503,200	$518,700	(3%)
Number of net new home orders
California	283	265	7%
Arizona	108	128	(16%)
Nevada	109	77	42%
Colorado	144	61	136%
Washington	179	152	18%
Oregon	209	182	15%
Texas	74	—	N/M

Total	1,106	865	28%

Average number of sales locations during period
California	22	24	(8%)
Arizona	6	9	(33%)
Nevada	12	11	9%
Colorado	15	11	36%
Washington	9	7	29%
Oregon	15	20	(25%)
Texas	5	—	N/M

Total	84	82	2%

(1)	For the 2018 period presented, the Company is reporting in seven segments: California, Arizona, Nevada, Colorado, Washington, Oregon, and Texas. Texas is a new reporting segment resulting from the RSI Acquisition completed in 2018. For the 2017 period presented, the Company reported in six segments: California, Arizona, Nevada, Colorado, Washington, and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of March 31,
	2018	2017
	Consolidated Total	Consolidated Total	Percentage% Change
Backlog of homes sold but not closed at end of period
California	388	368	5%
Arizona	164	238	(31%)
Nevada	121	88	38%
Colorado	223	98	128%
Washington	176	134	31%
Oregon	177	173	2%
Texas	211	—	N/M

Total	1,460	1,099	33%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$282,484	$296,406	(5%)
Arizona	51,055	71,258	(28%)
Nevada	80,379	64,865	24%
Colorado	90,312	51,679	75%
Washington	115,375	80,619	43%
Oregon	76,433	69,413	10%
Texas	56,093	—	N/M

Total	$752,131	$634,240	19%

Lots owned and controlled at end of period
Lots owned (1)
California	3,634	1,492	144%
Arizona	4,116	4,838	(15%)
Nevada	2,910	2,985	(3%)
Colorado	1,266	1,442	(12%)
Washington	1,377	1,225	12%
Oregon	2,226	1,422	57%
Texas	3,345	—	N/M

Total	18,874	13,404	41%

Lots controlled
California	1,985	1,084	83%
Arizona	651	—	N/M
Nevada	12	38	(68%)
Colorado	822	77	968%
Washington	793	1,108	(28%)
Oregon	1,910	1,929	(1%)
Texas	3,763	—	N/M

Total	9,936	4,236	135%

Total lots owned and controlled
California	5,619	2,576	118%
Arizona	4,767	4,838	(1%)
Nevada	2,922	3,023	(3%)
Colorado	2,088	1,519	37%
Washington	2,170	2,333	(7%)
Oregon	4,136	3,351	23%
Texas	7,108	—	N/M

Total	28,810	17,640	63%

(1)	Certain lots in California and Texas are consolidated on the Company’s accompanying balance sheet in accordance with FASB ASC Topic 470, Debt (“ASC 470”).

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income (loss) available to common stockholders	$8,328	$(10,000)
Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefit (4)	$10,885	$4,076
Net cash provided by (used in) operating activities	$98,028	$(41,381)
Interest incurred	$19,258	$19,424
Adjusted EBITDA (2)	$41,712	$20,041
Adjusted EBITDA Margin (3)	11.2%	7.7%
Ratio of adjusted EBITDA to interest incurred	2.2	1.0

Balance Sheet Data
	March 31, 2018	December 31, 2017
Cash and cash equivalents	$50,473	$182,710
Total William Lyon Homes stockholders’ equity	782,285	780,472
Noncontrolling interests	71,374	80,158
Total debt	1,302,347	1,030,184

Total capital	$2,156,006	$1,890,814

Ratio of debt to total capital	60.4%	54.5%
Ratio of net debt to total capital (net of cash)	59.5%	49.6%

(1)	Included in lots owned are 863 lots in California and 469 lots in Texas that are associated with a land banking transaction that is consolidated on the Company’s accompanying balance sheet in accordance with ASC 470.
(2)	Adjusted EBITDA means net income (loss) available to common stockholders plus (i) provision for (benefit from) income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, (viii) equity in income of unconsolidated joint ventures, (ix) transaction expenses, and (x) loss on extinguishment of debt. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income available to common stockholders to adjusted EBITDA is provided in the following table:
(3)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income (loss) available to common stockholders	$8,328	$(10,000)
Provision for (benefit from) income taxes	2,814	(5,630)
Interest expense
Interest incurred	19,258	19,424
Interest capitalized	(19,258)	(19,424)
Amortization of capitalized interest included in cost of sales	18,825	11,608
Stock based compensation	3,181	1,676
Depreciation and amortization	2,056	449
Non-cash purchase accounting adjustments	735	—
Cash distributions of income from unconsolidated joint ventures	3,575	359
Equity in income of unconsolidated joint ventures	(932)	(249)
Transaction expenses	3,130	—
Loss on extinguishment of debt	—	21,828

Adjusted EBITDA	$41,712	$20,041

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

(4)	Adjusted net income means net income (loss) available to common stockholders plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted net income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted net income is presented herein because management believes the presentation of adjusted net income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted net income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted net income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income (loss) available to common stockholders to adjusted net income is provided in the following table:

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Net income (loss) available to common stockholders	$8,328	$(10,000)
Add: Transaction expenses	3,130	—
Less: Income tax benefit applicable to transaction expenses	(573)	—
Add: Loss on extinguishment of debt	—	21,828
Less: Income tax benefit applicable to loss on extinguishment of debt	—	(7,752)

Net income, adjusted for transaction expenses and loss on extinguishment of debt, net of tax benefits	$10,885	$4,076

Diluted weighted average common shares outstanding	39,855,683	38,360,335 (5)
Adjusted net income excluding noncontrolling interest per diluted share	$0.27	$0.11

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

Adjusted pre-tax income means income (loss) before (provision for) benefit from income taxes plus transaction expenses and loss for the extinguishment of the 8.5% Senior Notes. Adjusted pre-tax income is not a financial measure prepared in accordance with U.S. GAAP. Adjusted pre-tax income is presented herein because management believes the presentation of adjusted pre-tax income provides useful information to the Company’s investors regarding the Company’s results of operations because adjusted pre-tax income isolates the impact of the one-time, non-recurring transaction expenses and infrequent extinguishment fees. Adjusted pre-tax income should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of income (loss) before (provision for) benefit from income taxes to adjusted pre-tax income is provided in the following table:

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Income (loss) before (provision for) benefit from income taxes	$15,402	$(14,926)
Add: Transaction expenses	3,130	—
Loss on extinguishment of debt	—	21,828

Pre-tax income, adjusted for transaction expenses and loss on extinguishment of debt	$18,532	$6,902

(5)	Diluted weighted average common shares outstanding as presented on the Consolidated Statement of Operations excludes any potentially issuable anti-dilutive shares due to the net loss reported for the period presented. Additional dilutive shares have been included in this calculation.